TOTAL INCOME PACKAGE RIDER
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This rider forms a part of the Base Contract to which it is attached and is effective as of the Issue Date of the Base Contract. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. This rider cannot be removed from the Base Contract. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. You can only terminate this rider as indicated in the CONDITIONS FOR TERMINATION OF THIS RIDER section.

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The purpose of this rider is to provide a package of benefits designed to give you options on how to turn your accumulated retirement assets into a stream of retirement income, called Total Income Package (TIP) benefits. The TIP benefits are the Increasing Withdrawals Benefit, Withdrawals Plus Benefit, and Lifetime Income Benefit.

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                                    ACRONYMS
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ACRONYMS                         Acronyms used in this rider follow.

IWB                              Increasing Withdrawals Benefit

LIB                              Lifetime Income Benefit

WPB                              Withdrawals Plus Benefit

TIP                              Total Income Package

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                                   DEFINITIONS
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DEFINITIONS          Definitions specific to this rider that are not
                     in the Base Contract follow.

BASE CONTRACT        The contract to which this rider is attached.

BASE                 PAYMENT The guaranteed minimum annual LIB
                     Payment we will make. The initial Base Payment on the Income Date is equal to the initial annual LIB Payment.

DEFERRAL PORTION     The part of the contract to which you can make
                     Purchase Payments. The Deferral Portion begins on the Issue Date and ends upon the earliest of:
                     (a)      the Business Day before the IWB Date;
                     (b)      the Business Day before the WPB Date;
                     (c)      the Business Day before the Income
                              Date of a Full Annuitization; or
                     (d)      termination of the Base Contract.

IWB ANNIVERSARY      A 12 month anniversary of the IWB Date.

IWB DATE The date we begin to make IWB Payments if you exercise the IWB. It is also the date we establish the initial IWB Value and the initial IWB Maximum. The Earliest IWB Date allowed is shown in the Contract Schedule.

IWB MAXIMUM          The increasing upper limit of annual IWB Payments available to you under the IWB.

IWB PAYMENT The partial withdrawal amount that we pay under the IWB. The initial IWB Payment must be at least equal to the Minimum Initial IWB Payment amount shown in the Contract Schedule.

IWB PORTION          The part of the Contract  Value  applied to IWB  Payments.
                     The IWB Portion begins on the IWB Date and ends when the IWB terminates.

IWB VALUE            The base value used to calculate the initial IWB Maximum.

IWB YEAR Any period of 12 months commencing with the IWB Date and each IWB Anniversary after that.


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                             DEFINITIONS (CONTINUED)
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LIB ACCOUNT          This is an account we use to help support the annual LIB
                     Payment from one LIB Year to the next.

LIB ANNIVERSARY A 12 month anniversary of the Income Date for each LIB Portion. If Partial
                     Annuitizations are taken under the LIB, there may be multiple LIB Anniversaries.

LIB FEE The performance-based fee you are subject to if you exercise the LIB.

LIB FEE RANGE A measure used to calculate the LIB Fee. The LIB Fee Range is set on the Issue Date. The LIB Fee Range may change at each LIB Anniversary. The LIB Fee Range is guaranteed to never be less than the Guaranteed Minimum LIB Fee Range shown in the Contract Schedule.

LIB PAYMENT The variable Annuity Payment made to the Payee under the LIB. Each LIB Payment must be at least equal to the Minimum LIB Payment amount shown in the Contract Schedule.

LIB PORTION The part of the Adjusted Contract Value applied to LIB Payments. The LIB Portion begins on an Income Date and ends when the LIB Portion terminates. If Partial Annuitizations are taken under the LIB, there may be multiple LIB Portions.

LIB UNIT The units into which we convert amounts invested in the subaccounts of your selected
                     Investment Options during the Annuity Phase if you exercise the LIB.

LIB UNIT VALUE       The daily price of an LIB Unit.

LIB VALUE            The base value used to calculate the initial annual LIB
                     Payment.

LIB YEAR Any period of 12 months commencing with an Income Date and each LIB Anniversary after that. If there are multiple LIB Portions, there will be multiple LIB Years.

LIQUIDATION VALUE    The amount available under the LIB for withdrawals and
                     payment of a death benefit.

MARKET PAYMENT       The annual  payment  used to  calculate  the annual LIB
                     Payment that reflects the actual daily performance of the Investment Options.

QUARTERLY            ANNIVERSARY The day that occurs three, six, and
                     nine calendar months after the Issue Date or any Contract Anniversary. Quarterly
                     Anniversaries also include Contract
                     Anniversaries. If the Quarterly Anniversary does not occur on a Business Day, we will consider it to occur on the next Business Day.

TIP VALUE            The value used to  determine  IWB Payments  and WPB
                     Payments;  and LIB Payments if you take a Full
                     Annuitization.

WPB ANNIVERSARY      A 12 month anniversary of the WPB Date.

WPB DATE The date we begin to make WPB Payments if you exercise the WPB. It is also the date we establish the initial WPB Value. The Earliest WPB Date you can select is shown in the Contract Schedule.

WPB PAYMENT The partial withdrawal amount that we pay under the WPB. Each WPB Payment must be at least equal to the Minimum WPB Payment amount shown on the Contract Schedule.

WPB PORTION          The part of the Contract  Value  applied to WPB  Payments.
                     The WPB Portion  begins on the WPB Date
                     and ends when the the WPB terminates.

WPB VALUE            The base value used to calculate the annual WPB Payment.

WPB YEAR Any period of 12 months commencing with the WPB Date and each WPB Anniversary after that.


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                         INCREASING WITHDRAWALS BENEFIT
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IWB                   This benefit guarantees a minimum amount of
                      income in the form of partial withdrawals, called IWB Payments. The amount you are able to withdraw can increase each year.

IWB PAYMENTS          We base IWB Payments on the IWB Value.
                      On the IWB Anniversary each IWB Payment for the
                      IWB Year is equal to the annual IWB Payment divided by the number of payments you selected until the IWB Value is less than the IWB Payment amount. Once the IWB Value is less than the IWB
                      Payment amount you will receive one last IWB
                      Payment that will be equal to the remaining IWB
                      Value.

                      You select the amount of the IWB Payment and the amount it will increase each year subject to the Minimum Initial IWB Payment amount shown in the Contract Schedule and the IWB Maximum.

                      IWB Payments are non-cumulative. If you elect to receive an IWB Payment that is less than the IWB Maximum in a given year, the difference will not carry over to the next IWB Year.

                      You can continue to receive IWB Payments until the IWB Value is exhausted, or the IWB terminates, even if there is no Contract Value remaining in the IWB Portion.

                      Once each IWB Year you can select one or more of the following:
                      (a)change the frequency of the following year's IWB
                         Payments.
                      (b)change the amount of the following year's IWB Payments.
                      (c)stop IWB Payments for the following year.
                      (d)switch some or all of your IWB Payments to
                           WPB Payments, LIB Payments and/or
                           Traditional Annuity Payments.

                      Any requested change must be provided to our Service Center at least 30 days before the IWB Anniversary. The change will be effective on the IWB Anniversary and will remain in effect for the entire following IWB Year.

                      Excess withdrawals and Partial Annuitizations from the IWB Portion will not affect the IWB Payment amount or frequency, but they may decrease the time over which you will receive IWB Payments.

                      If you request an excess withdrawal or Partial Annuitization while receiving IWB Payments, you can instruct us to stop the IWB Payments remaining for that IWB Year at the time you request the withdrawal or Partial Annuitization.

                      IWB Payments are not subject to Withdrawal
                      Charges unless you have taken an excess
                      withdrawal and exhaust the IWB Maximum for the IWB Year.

IWB VALUE CALCULATION On the IWB Date, the initial IWB Value is equal to the greater of the following.
                      (a)  The Contract Value remaining in the Deferral Portion.
                      (b)  The TIP Value.

                      Beginning on the IWB Date, the IWB Value decreases by each IWB adjusted partial withdrawal amount. An IWB adjusted partial withdrawal includes IWB Payments, any excess withdrawals, and/or Partial Annuitizations taken from the IWB Portion.

                      An IWB adjusted partial withdrawal is equal to
                      (a) plus the product of (b) multiplied by (c), where:
                      (a) is the amount of the partial withdrawal that together with any previous partial withdrawals taken during the IWB Year does not exceed the IWB Maximum. However, if you take a Partial Annuitization from the IWB
                           Portion, the entire amount of the Partial
                           Annuitization will be included in (b);
                      (b)  is the remaining amount of the partial
                           withdrawal, including any applicable
                           Withdrawal Charge; and
                      (c)  is the greater of one, or the ratio of
                           (1) divided by (2), where:

                           (1)  is the IWB Value on the day of, but
                                before, the partial withdrawal or
                                Partial Annuitization; and
                           (2)  is the Contract Value remaining in the
                                IWB Portion on the day of, but before,
                                the partial withdrawal or Partial
                                Annuitization.

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                   INCREASING WITHDRAWALS BENEFIT (CONTINUED)
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IWB MAXIMUM CALCULATION   The initial IWB Maximum is
                          equal to [5]% of the initial IWB Value. On each IWB Anniversary the new IWB Maximum is equal to [1.05] multiplied by the previous IWB Maximum.

IWB STEP UP               On each fifth IWB  Anniversary  before the older
                          Owner's 91st  birthday we will  increase the IWB
                          Value to be equal to the Contract Value remaining in the IWB Portion if that amount is greater than the remaining IWB Value.

                          If we step up the IWB Value on any fifth IWB
                          Anniversary before the older Owner's 91st birthday, the new IWB Maximum will be equal to the greater of:

                          (a) [1.05] multiplied by the previous IWB
                          Maximum; or (b) [5]% of the stepped-up IWB
                          Value.

                          IWB step ups are not available after the older Owner reaches age 91.

CONTRACT VALUE IN THE IWB Beginning on the IWB Date, the Contract Value
                          remaining in the IWB Portion decreases with each IWB PORTION Payment; any excess withdrawals including applicable Withdrawal Charges; and/or Partial Annuitizations. IWB Payments are deducted pro rata from the Investment Options.

                          The Contract Value remaining in the IWB Portion of the contract for withdrawals, variable Annuity Payments, and payment of the death benefit will continue to increase and decrease as a result of Investment Option performance. If there is Contract Value remaining in the IWB Portion after the IWB Value reaches zero, we will pay it as shown in the Contract Schedule.

EXERCISING THE IWB        An IWB Payment election form must be
                          received at our Service Center to begin IWB
                          Payments. Upon receipt of the election form, we will automatically begin making your chosen IWB
                          Payment amount on the IWB Date.

                          If you exercise the IWB you can no longer make additional Purchase Payments.

EXERCISING THE IWB AND THEYou may exercise the IWB and the LIB at the same time.
LIB AT THE SAME TIME      If exercised at the same time:
                          (a)  withdrawals, IWB Payments, excess
                               withdrawals, and Partial Annuitizations
                               taken from the IWB Portion will not affect
                               LIB Payments or the Liquidation Value
                               available under the LIB Portion; and
                          (b)  excess withdrawals and LIB Payments from
                               the LIB Portion will not affect the IWB
                               Payments or the Contract Value remaining in the IWB Portion.

                          To exercise the IWB and LIB at the same time, the requirements for exercising both benefits must be met independently.

SWITCHING IWB PAYMENTS     You may switch IWB Payments to WPB
                          Payments by exercising the WPB. Upon exercising the WPB, IWB Payments will stop and the IWB will terminate. WPB Payments will be based on the WPB Value.

                          You may also switch IWB Payments to LIB
                          Payments and/or Traditional Annuity Payments. If IWB Payments are switched to variable Annuity Payments through a Full Annuitization, the IWB will terminate. On the Income Date we will base:

                          (a) LIB Payments on the initial LIB Value; and
                          (b) Traditional Annuity Payments on the
                           Adjusted Contract Value remaining in the IWB Portion.

                          If you switch only a portion of your remaining IWB Payments to variable Annuity Payments, LIB Payments and/or Traditional Annuity Payments are based on the amount of Adjusted Contract Value applied to the Partial Annuitization. A Partial Annuitization will be treated as an excess withdrawal from the IWB Portion; however it will not be subject to a Withdrawal Charge, nor will it count against the IWB Maximum for that IWB Year.

                          All the requirements for the new payment option(s) must be met to switch IWB Payments.

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                   INCREASING WITHDRAWALS BENEFIT (CONTINUED)
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CONDITIONS FOR TERMINATIONThe IWB will terminate upon the earliest of the
OF THE IWB                following.
                          (a) The termination of the Base Contract.
                          (b) The Business Day before the Income Date if
                              you take a Full Annuitization.
                          (c) The Business Day you take an excess withdrawal of
                              all Contract Value remaining in the IWB
                              Portions.
                          (d) The Business Day the IWB Value and the
                              Contract Value are both zero.
                          (e) The Business Day before the WPB Date if you
                              exercise the WPB.
                          (f) The death of any Owner unless the
                              deceased Owner's spouse continues the contract as the new Owner.

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                            WITHDRAWALS PLUS BENEFIT
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WPB                     This benefit guarantees a minimum amount of
                        level lifetime income in the form of partial withdrawals, called WPB Payments.

WPB PAYMENTS            Each year the annual WPB Payment will
                        be equal to the WPB Value multiplied by the WPB percentage shown in the Contract Schedule that is based on the older Owner's age on the WPB
                        Date. On the WPB Anniversary, each WPB Payment for the WPB Year is equal to the annual WPB
                        Payment divided by the number of payments you selected and each WPB Payment must meet the minimum stated in the Contract Schedule.

                        WPB Payments will continue until the WPB terminates, even if there is no Contract Value remaining in the WPB Portion. WPB Payments will continue until the death of the following as long as a full withdrawal of the Contract Value remaining in the WPB is not taken.

                        (a) An Owner, if there is no Joint Owner.
                        (b) Any Owner, if there are Joint Owners and
                            they are not spouses.
                        (c) The older Owner, if there are Joint Owners and
                            they are spouses.

                        Once you exercise the WPB you cannot elect to stop your WPB Payments except by taking excess withdrawals or switching WPB Payments to Annuity Payments.

                        Once each year you may change the frequency of WPB Payments. Notice of any requested change must be provided to the Service Center at least 30 days before the WPB Anniversary. The change will be effective on the WPB Anniversary and will remain in effect for the entire following WPB Year.

                        Excess withdrawals and Partial Annuitizations will not affect the length of time WPB Payments are made, but they will decrease the annual WPB Payment amount.

                        If an excess withdrawal reduces the WPB Payment so that it is less than the Minimum WPB Payment shown in the Contract Schedule and we cannot change the payment frequency so that the WPB Payment amount is at least equal to this minimum, we will treat the request as a request for a full withdrawal.

                        If a Partial Annuitization reduces the WPB
                        Payment so that it is less than the Minimum WPB Payment shown in the Contract Schedule and we cannot change the payment frequency so that the WPB Payment amount is at least equal to this minimum, we will treat the request as a request for a Full Annuitization of the Contract Value remaining in the WPB Portion.

                        WPB Payments are not subject to Withdrawal Charges.


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                      WITHDRAWALS PLUS BENEFIT (CONTINUED)
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WPB VALUE CALCULATION     On the WPB Date, the initial WPB Value is equal
                          to the greater of the following.
                          (a)The Contract Value remaining in the Deferral or
                             IWB Portion.
                          (b)The TIP Value.

                          Beginning on the WPB Date, the WPB Value will decrease by the amount of each WPB adjusted partial withdrawal.

                          A WPB adjusted partial withdrawal includes any excess withdrawals and/or Partial Annuitization from the WPB Portion, but does not include WPB Payments. A WPB adjusted partial withdrawal is equal to (a) multiplied by the ratio of (b) divided by (c), where:
                          (a)is the amount of the partial withdrawal, including
                             any applicable Withdrawal Charge;
                          (b)is the WPB Value on the
                             day of, but before, the partial withdrawal; and
                          (c)is the Contract Value remaining in the WPB
                             Portion on the day of, but before, the partial withdrawal.

CONTRACT VALUE IN THE WPB Beginning on the WPB Date, the Contract Value
PORTION remaining in the WPB Portion will decrease with each WPB Payment, any excess withdrawals, including applicable Withdrawal Charges, and/or Partial Annuitizations. These withdrawals are deducted pro rata from the Investment Options.

                          The Contract Value remaining in the WPB Portion for withdrawals, variable Annuity Payments, and payment of the death benefit will continue to increase and decrease as a result of Investment Option performance.

WPB STEP UP               On each fifth WPB Anniversary before
                          the older Owner's 91st birthday, the WPB Value will be increased to equal the Contract Value remaining in the WPB Portion if that amount is greater than the remaining WPB Value.

                          WPB step ups are not available after the older Owner reaches age 91.

EXERCISING THE WPB        To exercise the WPB you must meet the
                          age restrictions in the Contract Schedule and we must receive a WPB Payment election form at our Service Center. Upon receipt of the election form, we will automatically begin making WPB Payments to you on the WPB Date.

                          You can no longer make additional Purchase
                          Payments after the WPB Date.

EXERCISING THE WPB AND LIBYou may  exercise  the WPB and the LIB at the same
AT THE SAME TIME          time.  If the WPB and the LIB are  exercised  at the
                          same time:

                          (a)  withdrawals, WPB Payments, excess
                               withdrawals, and Partial Annuitizations
                               taken from the WPB Portion will not affect
                               LIB Payments or the Liquidation Value
                               available under the LIB Portion; and
                          (b) excess withdrawals and LIB Payments from the LIB Portion will not affect the WPB Payments or the Contract Value remaining in the WPB Portion.

                          To exercise the WPB and LIB at the same time, the requirements for exercising both benefits must be met independently.


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                      WITHDRAWALS PLUS BENEFIT (CONTINUED)
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SWITCHING WPB PAYMENTS           You may switch WPB Payments to LIB
                                 Payments and/or Traditional Annuity Payments. If WPB Payments are switched to variable Annuity Payments through a Full Annuitization, the WPB will terminate, and on the Income Date we will base:

                                 (a) LIB Payments on the initial LIB Value; and
                                 (b) Traditional Annuity Payments on the
                                     Adjusted Contract Value remaining in the WPB Portion.

                                 If you switch only a portion of the remaining WPB Payments to variable Annuity Payments, LIB Payments and/or Traditional Annuity Payments are based on the amount of Adjusted Contract Value applied to the Partial Annuitization. A Partial Annuitization will be treated as an excess withdrawal from the WPB Portion; however, it will not be subject to a Withdrawal Charge.

                                 To switch WPB Payments, all the requirements for the new payment option(s) must be met.

CONDITIONS FOR TERMINATION       The WPB will terminate upon the earliest of the
                                 following.
OF THE WPB
                                 (a) The termination of the Base Contract.
                                 (b) The Business Day before the Income Date if you take a Full Annuitization. (c) The Business
                                 Day you take a full withdrawal of the Contract
                                 Value remaining in the WPB
                                      Portion. (d) The death of:
                                 (1) the Owner, if there is no Joint Owner;
                                 (2) any Owner, if there are Joint Owners and they are not spouses; or (3) the older Owner if there are Joint Owners and they are spouses.

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                             LIFETIME INCOME BENEFIT
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LIB                        This benefit  provides  lifetime income in the
                           form of variable Annuity Payments that will never be less than the Base Payment.

LIB PAYMENT                The initial annual LIB Payment on the
                           Income Date is based on the Age of the
                           Annuitant or younger Joint Annuitant. It is a percentage of the initial LIB Value, and appears in the Contract Schedule.

                           On each LIB Anniversary, the next LIB Year's annual LIB Payment is determined. It is equal to the Market Payment unless either of the following apply.

                           (a) The annual Market Payment is less than the annual Base Payment, in which case the annual LIB Payment equals the annual Base Payment.
                           (b) The LIB Account is negative. In this case the annual LIB Payment is set equal to the Market Payment reduced by the LIB Account balance. If this amount is less than the annual Base Payment, we will set the LIB Payment equal to the annual Base Payment.

                           On the LIB Anniversary, each LIB Payment for the LIB Year is equal to the annual LIB Payment divided by the number of payments you select.

                           Once each LIB Year you may change the frequency of your LIB Payments. A notice of any requested change must be provided at least 30 days before the LIB Anniversary. The change will be effective on the LIB Anniversary and will remain in effect for the entire following LIB Year.

LIB VALUE CALCULATION      If you take a Partial
                           Annuitization under this benefit, the initial
                           LIB Value is equal to the amount of Adjusted
                           Contract Value that you apply to that LIB
                           Portion and it must meet the minimum shown in the Contract Schedule.

                           If you take a Full Annuitization, the initial
                           LIB Value on the Income Date is equal to the greater of the following:
                           (a) the Contract Value remaining in the Deferral,
                               IWB or WPB Portion; or
                           (b) the TIP Value.

LIB BASE PAYMENT STEP UP   On every fifth LIB
                           Anniversary before the 91st birthday of the Annuitant, or the younger Joint Annuitant, if the annual LIB Payment we compute on this anniversary is greater than the previous Base
                           Payment, we will increase the Base Payment to equal the annual LIB Payment.

                           LIB Base Payment step ups are not available after the Annuitant, or if applicable, the younger Joint Annuitant, reaches Age 91.

                           The Base Payment will never decrease unless you take a withdrawal of the Liquidation Value.

MARKET PAYMENT CALCULATION On the Income Date, the
                           annual Market Payment is equal to the initial annual LIB Payment. Future annual Market Payments are calculated as follows.

                           (a) On the Income Date, the initial annual LIB Payment is divided among the subaccounts of your selected Investment Options according to the percentage of Contract Value in each subaccount on the Income
                                Date. The number of LIB Units in each
                                subaccount is determined by dividing (1) by (2), where:
                                (1)  is the amount of the initial annual LIB
                                     Payment apportioned to each subaccount;
                                     and
                                (2)  is the LIB Unit Value on the
                                     Income Date.

                           (b)  The LIB Unit Value varies each Business
                                Day with market performance. On each
                                Business Day, the annual Market Payment is equal to the sum of the LIB Units in each subaccount multiplied by the LIB Unit Value for that subaccount.


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                       LIFETIME INCOME BENEFIT (CONTINUED)
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ANNUAL LIB FEE                   Each LIB Portion will be subject to an
                                 LIB Fee which is assessed at the end of each LIB Year. The LIB Fee is equal to the amount of any gain in the Market Payment at the end of an LIB Year that falls within the LIB Fee Range. The upper end of the LIB Fee Range is always two percent greater than the lower end of the LIB Fee Range. The Minimum and Maximum LIB Fees are shown in the Contract Schedule.

                                 The LIB Fee is deducted from the LIB Units used to calculate the Market Payment at the beginning of the next LIB Year on the LIB Anniversary.

LIB ACCOUNT                      On the Income Date, the LIB Account is zero.

                                 On each LIB Anniversary, any LIB Fee is added to the LIB Account.

                                 On each LIB Payment date, we add to the LIB
                                 Account the result of (a) divided by (b) where:
                                 (a) is the difference between the Market
                                 Payment on the LIB Payment date and the annual LIB
                                      Payment calculated on the most recent LIB
                                 Anniversary; and (b) is the number of LIB
                                 Payments you elected to receive in the LIB
                                 Year.

                                 The balance in the LIB Account may be less than zero.

EXERCISING THE LIB               To exercise the LIB, all Annuitant(s)
                                 must meet the age requirements shown in the Contract Schedule and we must receive a LIB
                                 Payment election form at our Service Center.
                                 The Owner can select an Income Date at the Issue Date. The earliest Income Date that can be selected is shown in the Contract Schedule.

LIQUIDATION VALUE                Under each LIB Portion there is a
                                 Liquidation Value available for excess
                                 withdrawals and payment of a death benefit until the date shown in the Contract Schedule.
                                 No excess withdrawals or death benefits are available after this time.

                                 The Liquidation Value is equal to the product of (a) multiplied by (b) multiplied by (c), where:
                                 (a)is one for a Partial Annuitization;
                                  and for a Full Annuitization it is the smaller of one, or the ratio of (1) divided by (2), where:

                                    (1) is the Contract Value on the Income
                                        Date; and
                                    (2) is the TIP Value on the Income Date.

                                 (b)is the Market Payment on the Business
                                    Day we compute the Liquidation Value; and
                                 (c)is the difference of (3) minus(4),where:

                                    (3) is the Liquidation Factor, which depends
                                        on the age of the Annuitant or younger
                                        Joint Annuitant on the Income Date as
                                        shown in your Contract Schedule; and
                                    (4) is the LIB Year.

                                 We will make deductions from the payments of the Liquidation Value for any applicable Premium Taxes when paying a withdrawal or death benefit. However, excess withdrawals will not be subject to a Withdrawal Charge. Death benefits will be paid as a lump sum.

                                 Excess withdrawals from an LIB Portion will immediately reduce each of the following values by the percentage of Liquidation Value withdrawn on the day of, but before, the partial withdrawal:

                                 (a) the annual Base Payment;
                                 (b) the number of LIB Units; and
                                 (c) the LIB Payments that remain to be paid
                                     during the LIB Year.

                                 If you request an excess withdrawal of the Liquidation Value that reduces the LIB Payment so that it is less than the Minimum LIB Payment shown in the Contract Schedule and we cannot change the payment frequency so that the LIB Payment amount is at least equal to this minimum, we will treat the request as a request for a full withdrawal of the Liquidation Value.

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                       LIFETIME INCOME BENEFIT (CONTINUED)
--------------------------------------------------------------------------------

DEATH BENEFIT FOR EACH LIB      Upon the death of the Annuitant, if there is no
PORTION                         surviving Joint Annuitant, LIB Payments will
                                stop and all LIB Portions will terminate. If
                                Liquidation Value is available, a lump sum death benefit will be paid in the following order to:
                                 (1) the Owner if the decedent was not an Owner;
                                 (2) the Beneficiary if the decedent was the
                                     only surviving Owner; and
                                 (3) the surviving Joint Owner if the decedent
                                     was a Joint Owner.

                                 Upon the death of the Annuitant, if there is a surviving Joint Annuitant, LIB Payments to the Payee will continue during the lifetime of the Joint Annuitant, and no death benefit will be paid.

SWITCHING LIB PAYMENTS           LIB Payments cannot be switched to
                                 any other type of payment. Also, any amounts allocated to an LIB Portion cannot be transferred back to the Deferral, IWB, or WPB
                                 Portions, nor can additional Adjusted Contract
                                 Value be allocated to an existing stream of LIB
                                 Payments.

CONDITIONS FOR TERMINATION       The LIB will terminate upon the earliest of the
OF THE LIB                       following:
                                 (a) The termination of the Base Contract.
                                 (b) The Business Day you take a full withdrawal
                                     of the Liquidation Value.
                                 (c) The death of the Annuitant, if there is
                                     only one Annuitant.
                                 (d) The death of the last surviving Joint
                                     Annuitant if there are Joint Annuitants.


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

--------------------------------------------------------------------------------
                          [FIVE] PERCENT STEP UP VALUE
--------------------------------------------------------------------------------

[FIVE]PERCENT     The [Five] Percent Step
STEP UP VALUE     Up Value ([5]% SUV) applies under the Deferral
                  Portion. It is not available after the Deferral
                  Portion ends. On the Issue Date, the [5]% SUV is equal to the initial Purchase Payment.

                  On any Business Day, the [5]% SUV is increased by any Purchase Payment received that day and reduced by the product of (a) multiplied by the greater of one, or the ratio of (b) divided by
                  (c), where:
                  (a) is the amount of any withdrawal that day, including any Withdrawal Charge, or any amount applied to a Partial Annuitization that day;
                  (b)  is the previous [5]% SUV; and
                  (c) is the Contract Value on the day of, but before, the withdrawal or Partial Annuitization.

                  On a Contract Anniversary, any increase or decrease to the [5]% SUV due to a Purchase Payment received that day, or a withdrawal or Partial Annuitization taken that day, are processed after the [5]% step up described below:

                  On the first Contract Anniversary, the [5]% SUV is the sum of
                  (a) plus (b), where:
                  (a) is any Purchase Payment received more than 90 days after the Issue Date.
                  (b) is the product of [1.05] multiplied by the difference of
                      (1) minus (2) where:
                      (1) is the previous [5]% SUV;
                      (2) is any Purchase Payment received more than 90 days
                          after the Issue Date.

                  On the second and later Contract Anniversaries, the [5]% SUV is the sum of (a) plus (b), where:
                  (a) is any Purchase Payment received during the
                      last Contract Year.
                  (b) is the product of [1.05] multiplied by the result of (1)
                      minus (2), plus (3) where:
                      (1) is the previous [5]% SUV;
                      (2) is any Purchase Payment received during
                          the last Contract Year; and
                      (3) is the product of [0.05] multiplied by
                          any Purchase Payment received during
                          the Contract Year that began two years
                          ago, excluding any Purchase Payment
                          received within 90 days of the Issue
                          Date.

                  Beginning with the Contract Anniversary that occurs on or after the older Owner reaches age 91, we calculate the [5]% SUV in the same way as on any Business Day other than a Contract Anniversary.

                  The [5]% SUV will not be greater than two times the total Purchase Payments received in the first five Contract Years minus the percentage of Contract Value withdrawn, including any Withdrawal Charge, for each withdrawal or Partial Annuitization.

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--------------------------------------------------------------------------------
                           QUARTERLY ACCOUNT VALUE
--------------------------------------------------------------------------------

QUARTERLY ACCOUNT VALUE  The Quarterly Anniversary
                         Value (QAV) applies only under a Deferral
                         Portion. It is not available after the Deferral Portion ends. On the Issue Date, the QAV is equal to the initial Purchase Payment.

                         On any Business Day, the QAV is increased by any Purchase Payment received that day and reduced by the product of (a) multiplied by the greater of one, or the ratio of (b) divided by
                         (c), where:
                           (a) is the amount of any withdrawal
                           that day, including any Withdrawal Charge, or any amount applied to a Partial Annuitization that day;
                           (b) is the previous QAV; and
                           (c) is the Contract Value on the day of, but before, the withdrawal or Partial Annuitization.

                         On a Quarterly Anniversary, any increase or decrease to the QAV due to a Purchase Payment received that day, or a withdrawal or Partial Annuitization taken that day, are processed after the QAV step up described below.

                         On each Quarterly Anniversary, the QAV is equal to the greater of the previous QAV, or the Contract Value remaining in the Deferral
                         Portion that day.

                         Beginning with the Quarterly Anniversary that occurs on or after the older Owner reaches age 91, we calculate the QAV in the same way as on any Business Day other than a Quarterly
                         Anniversary.



--------------------------------------------------------------------------------
                                    TIP VALUE
--------------------------------------------------------------------------------

TIP VALUE            For the Deferral Portion the TIP Value is equal
                     to the greater of the QAV or the [5]% SUV.

                     For the IWB Portion, on the IWB Date the TIP
                     Value is equal to the greater of the QAV or the [5]% SUV. After that the TIP Value is decreased by any TIP adjusted partial withdrawals.

                     For the WPB Portion, on the WPB Date the TIP
                     Value is equal to the greater of the QAV or the [5]% SUV if you have not previously exercised the IWB. If you have exercised the IWB, on the WPB Date the TIP Value is carried over from the IWB Portion. After that, the TIP Value is decreased by any TIP adjusted partial withdrawals.


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

-------------------------------------------------------------------------------
                              TIP VALUE (CONTINUED)
--------------------------------------------------------------------------------

TIP ADJUSTED PARTIAL We calculate TIP adjusted partial withdrawals whenever you
WITHDRAWALS          take a IWB Payment, a WPB Payment,  excess withdrawal, or
                     Partial Annuitization. We calculate the TIP adjusted partial withdrawal as follows.

                     1. For each IWB Payment, the TIP adjusted
                        partial withdrawal is (a) plus the product of
                     (b) multiplied by (c), where:

                     (a) is the amount of the IWB Payment that
                         together with any other previous IWB Payments and excess withdrawals taken during the IWB Year, does not exceed the IWB Maximum for that IWB Year;
                     (b) is the remaining amount of the IWB Payment,
                         including any applicable Withdrawal Charge; and
                     (c) is the greater of one, or the ratio of (1)
                         divided by (2), where:

                       (1) is the TIP Value on the day of, but before,
                           the IWB Payment; and
                       (2) is the Contract Value remaining in the IWB Portion
                           on the day of, but before, the payment.

                     2. For each excess withdrawal from the IWB
                        Portion, the TIP adjusted partial withdrawal is
                        (a) plus the product of (b) multiplied by (c), where:

                     (a) is the amount of the excess withdrawal that
                         together with any other previous IWB Payments and excess withdrawals taken during the IWB Year, does not exceed the IWB Maximum for that IWB Year;
                     (b) is the remaining amount of the excess
                         withdrawal, including any applicable Withdrawal Charge; and
                     (c) is the greater of one, or the ratio of (1)
                         divided by (2), where:

                         (1) is the TIP Value on the day of, but before,
                             the excess withdrawal; and
                         (2) is the Contract Value remaining in the IWB Portion
                             on the day of, but before, the excess withdrawal.

                     3. For each Partial Annuitization from an IWB Portion, the TIP adjusted partial withdrawal is the product of (a) multiplied by (b), where:

                     (a) is the amount of the Partial Annuitization; and
                     (b) is the greater of one, or the ratio of
                         (1) divided by (2), where:
                         (1) is the TIP Value on the day of, but before, the
                             Partial Annuitization; and
                         (2) is the Contract Value remaining in the IWB Portion
                             on the day of, but before, the Partial
                             Annuitization.

                     4. For each WPB Payment, the TIP adjusted partial withdrawal is the amount of the WPB
                     Payment.

                     5. For each excess withdrawal from a WPB
                     Portion, the TIP adjusted partial withdrawal is the product of (a) multiplied by (b), where:

                     (a) is the amount of the excess withdrawal,
                         including any applicable Withdrawal Charge; and
                     (b) is the greater of one, or the ratio of (1)
                         divided by (2), where:
                         (1) is the TIP Value on
                             the day of, but before, the excess withdrawal; and
                         (2) is the Contract Value remaining in the
                             WPB Portion on the day of, but before, the excess withdrawal.

                     6. For each Partial Annuitization from a WPB
                     Portion, the TIP adjusted partial withdrawal is the product of (a) multiplied by (b), where:

                     (a) is the amount of the Partial Annuitization; and
                     (b) is the greater of one, or the ratio of
                         (1) divided by (2), where:
                         (1) is the TIP Value on the day of, but before, the
                             Partial Annuitization; and
                         (2) is the Contract Value remaining in the IWB Portion
                             on the day of, but before, the Partial
                             Annuitization.


S40717

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

CONDITIONS FOR     This rider will terminate upon the earlier of the
TERMINATION        following.
OF THIS RIDER      (a) The termination of the Base Contract.
                   (b) The termination of all TIP benefits.

RIDER CHARGE       The charge for this rider is  included  in the  Mortality
                   and  Expense  Risk  Charge  shown in the Contract  Schedule.
                   In addition, if you exercise the LIB, you will also be subject to an annual LIB Fee.

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

             [/s/ Suzanne J. Pepin]         [/s/ Mark Zesbaugh]
              Suzanne J. Pepin                 Mark Zesbaugh
      Senior Vice President, Secretary,         President
          and Chief Legal Officer


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